BlackRock Enhanced Capital and Income Fund, Inc.

Cusip: 09256A109

Ticker: CII

Record Date	June 15, 2023

Pay Date	June 30, 2023

Distribution Amount per share	$0.099500

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

				% Breakdown of the
		% Breakdown	Total Cumulative	Total Cumulative
		of the Current	Distributions for the	Distributions for the
	Current Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date

Net Income	$0.024077	24%	$0.052450	9%
Net Realized Short-Term Capital Gains	$-	0%	$-	0%
Net Realized Long-Term Capital Gains	$0.075423	76%	$0.544550	91%

Return of Capital	$-	0%	$-	0%

Total (per common share)	$0.099500	100%	$0.597000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on May 31, 2023				9.42%

Annualized current distribution rate expressed as a percentage of NAV as of May 31, 2023				6.46%

Cumulative total return (in relation to NAV) for the fiscal year through May 31, 2023				8.29%

Cumulative fiscal year distributions as a percentage of NAV as of May 31, 2023				2.69%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number: 800-882-0052

BlackRock Enhanced Capital and Income Fund, Inc.

Cusip: 09256A109

Ticker: CII

Record Date	July 14, 2023

Pay Date	July 31, 2023

Distribution Amount per share	$0.099500

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

				% Breakdown of the
		% Breakdown	Total Cumulative	Total Cumulative
		of the Current	Distributions for the	Distributions for the
	Current Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date

Net Income	$0.004155	4%	$0.056600	8%
Net Realized Short-Term Capital Gains	$-	0%	$-	0%
Net Realized Long-Term Capital Gains	$0.095345	96%	$0.639900	92%

Return of Capital	$-	0%	$-	0%

Total (per common share)	$0.099500	100%	$0.696500	100%

Average annual total return (in relation to NAV) for the 5-year period ending on June 30, 2023				10.19%

Annualized current distribution rate expressed as a percentage of NAV as of June 30, 2023				6.23%

Cumulative total return (in relation to NAV) for the fiscal year through June 30, 2023				12.93%

Cumulative fiscal year distributions as a percentage of NAV as of June 30, 2023				3.11%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number: 800-882-0052

BlackRock Enhanced Capital and Income Fund, Inc.

Cusip: 09256A109

Ticker: CII

Record Date	August 15, 2023

Pay Date	August 31, 2023

Distribution Amount per share	$0.099500

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

				% Breakdown of the
		% Breakdown	Total Cumulative	Total Cumulative
		of the Current	Distributions for the	Distributions for the
	Current Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date

Net Income	$0.000312	0%	$0.056910	7%
Net Realized Short-Term Capital Gains	$-	0%	$-	0%
Net Realized Long-Term Capital Gains	$0.099188	100%	$0.739090	93%

Return of Capital	$-	0%	$-	0%

Total (per common share)	$0.099500	100%	$0.796000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on July 31, 2023				9.83%

Annualized current distribution rate expressed as a percentage of NAV as of July 31, 2023				6.10%

Cumulative total return (in relation to NAV) for the fiscal year through July 31, 2023				15.84%

Cumulative fiscal year distributions as a percentage of NAV as of July 31, 2023				3.56%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number: 800-882-0052